EXECUTION VERSION

CONTRIBUTION AND INDEMNIFICATION AGREEMENT

This Contribution and Indemnification Agreement (this “Agreement”) is entered into as of December 7, 2012 by and among Steven Leber (“Leber”), Joseph Bernstein (“Bernstein”) and Dr. Robert Cohen (“Cohen”), (each of Leber, Bernstein and Cohen being referred to herein as a “Guarantor” and collectively the “Guarantors”) and Grandparents.com, Inc., a Delaware corporation (“Grandparents”).

Reference is made to the Limited Guaranty of Payment, dated as of the date hereof, entered into by each of the Guarantors and Grandparents.

The following sets forth the Agreement of the Guarantors and of Grandparents with respect to the Limited Guaranty of Payment, dated as of the date hereof, made by the Guarantors (the “Guaranty”):

1.          Each of the Guarantors hereby agrees that if any of the Guarantors (the “Paying Guarantor”) is required to make any payment to Lenders pursuant to the Guaranty that is greater than such Guarantor’s Applicable Percentage (as defined below) of the amount then payable (“the “Guaranteed Amount”) pursuant to the Guaranty then the other Guarantors shall promptly reimburse the Paying Guarantor or Paying Guarantors so that no Guarantor has paid more than such Guarantor’s Applicable Percentage of the Guaranteed Amount. For purposes of this Agreement, “Applicable Percentage” means thirty eight percent (38%) with respect to each of Leber and Bernstein and twenty four percent (24%) with respect to Cohen.

2.          In consideration of their entering into the Guaranty, the Company hereby (A) agrees to indemnify each of the Guarantors and to hold each Guarantor harmless from and against, any and all claims, damages, losses, liabilities and expenses (including, without limitation any amounts paid, payable or asserted by or on behalf of the Lenders pursuant to or otherwise with respect to obligations by any of the Guarantors) which any of the Guarantors may incur or which may be asserted against the Guarantors or any of them by the Lenders or any person acting on behalf thereof, in connection with or arising out of or relating to the Guaranty or matters referred to therein; and (B) grants to each of Leber, Bernstein and Cohen warrants to purchase 380,000, 380,000 and 240,000 shares of Common Stock, respectively, for an exercise price of $.50 per share, substantially in the form of Exhibit 1 hereto.

3.          Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the parties hereto and will be deemed to be made in the State of New York. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ITS CONFLICT OF LAWS RULES. Each party hereto hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the County of New York; provided that nothing contained in this Agreement will prevent any party hereto from bringing any action, enforcing any award or judgment or exercising any rights against any other party hereto individually, against any security or against any property of such party hereto within any other county, state or other foreign or domestic jurisdiction. Each party hereto acknowledges and agrees that the venue provided above is the most convenient forum for the parties hereto. Each party hereto waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

4.          To the extent that any party to this Agreement incurs any costs or expenses in protecting or enforcing its rights under this Agreement, including reasonable attorneys’ fees and the costs and expenses of litigation, then the prevailing party shall be entitled to reimbursement of such costs or expenses.

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5.          This Agreement (including the documents and instruments referred to herein or therein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. No modification, amendment or waiver of, or consent to any departure by any party from, any provision of this Agreement, will be effective unless made in a writing signed by the parties hereto. This Agreement may be executed by facsimile or e-mail. Executed counterparts in electronic format, including PDF or e-mail, or facsimile are to be treated as hand-marked originals and shall be of equal import and effect as hand-marked originals and binding.

Unless otherwise defined herein, all defined terms shall have the meanings ascribed thereto in the Guaranty.

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If the foregoing correctly reflects our agreement, please execute this letter agreement, in the place provided below for such purpose:

GRANDPARENTS.COM, INC.

By:	/s/ Joseph Bernstein
Name: Joseph Bernstein
Title: Co-Chief Executive Officer

Agreed to and Accepted by:

/s/ Steven Leber
Steven Leber

/s/ Joseph Bernstein
Joseph Bernstein

/s/ Robert Cohen
Dr. Robert Cohen

[Signature Page to Contribution and Indemnification Agreement]